UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

LUBY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the shareholders of Luby’s, Inc. (the “Company”) held on January 20, 2011, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve one-year terms expiring at the 2012 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-votes

Jill Griffin	12,909,595	48,615	582,859	12,632,272

Christopher J. Pappas	13,216,046	135,057	189,966	12,632,272

Judith B. Craven, M.D., M.P.H.	12,907,351	70,765	562,953	12,632,272

Arthur Rojas Emerson	12,912,849	65,660	562,560	12,632,272

Frank Markantonis	12,913,842	135,102	492,125	12,632,272

Gasper Mir, III	13,212,512	136,193	192,724	12,632,272

The appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the 2011 fiscal year was ratified:

For	Against	Abstentions	Broker Non-votes

25,717,710	121,030	334,601	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2011	LUBY’S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer